Exhibit 4.3

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 1, 2024

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of October 1, 2024, to the Indenture dated as of August 28, 2024 (the “Base Indenture”), as supplemented by a First Supplemental Indenture dated as of August 28, 2024 (the “First Supplemental Indenture” and, together with the Second Supplemental Indenture, the “Supplemental Indentures” and, the Base Indenture, as so supplemented by the Supplemental Indentures, the “Indenture”), by and among South Bow Canadian Infrastructure Holdings Ltd., a corporation incorporated under the laws of Canada (the “Issuer”), South Bow Infrastructure Holdings Ltd. (formerly 15142083 Canada Ltd.), a corporation incorporated under the laws of Canada, as guarantor (the “Holdco Guarantor”), South Bow USA Infrastructure Holdings LLC (formerly 6297782 LLC), a Delaware limited liability company, as guarantor (the “Guarantor Party” and together with the Holdco Guarantor, the “Guarantors”), BNY Trust Company of Canada, a trust company existing under the laws of Canada, as the Canadian trustee (the “Canadian Trustee”), and The Bank of New York Mellon, a New York banking corporation, as the United States trustee, paying agent, registrar and transfer agent (the “U.S. Trustee”) and South Bow Corporation, a corporation incorporated under the laws of Canada, as guarantor (the “Parent Guarantor”). The Canadian Trustee and the U.S. Trustee are each also individually referred to in this Supplemental Indenture as a “Trustee” and collectively, as the “Trustees”.

W I T N E S E T H

WHEREAS, the Issuer and the Trustees have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Issuer’s debentures, notes or other debt instruments to be issued in one or more Series as provided in the Base Indenture (as defined therein, “Securities”);

WHEREAS, the Issuer, pursuant to the Base Indenture, as supplemented by the Frist Supplemental Indenture, established and issued two Series of Securities designated as its 7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 and its 7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (collectively, the “Notes”);

WHEREAS, in connection with the closing of the Spinoff Transaction (as defined in the First Supplemental Indenture) and the consummation of the transactions contemplated thereby, the Parent Guarantor wishes to guarantee the obligations of the Issuer under the Base Indenture and the Securities and has agreed to join in the execution and delivery of this Second Supplemental Indenture to confirm the Guarantee in respect of the Notes of each Series;

WHEREAS, Section 9.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustees to add a guarantor or permit any Person to guarantee the obligations under any Series of Securities, without the consent of Holders, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Issuer, the Trustees, the Holdco Guarantor, the Guarantor Party and the Parent Guarantor, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done.

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

2. Guarantee. The Parent Guarantor hereby provides an irrevocable and unconditional guarantee of all of the obligations of the Issuer under the Notes of each Series, including the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on and any Additional Amounts with respect to such Notes according to the terms of such Notes (the “Guarantee”) and all other monetary obligations of the Issuer under the Indenture, on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 12 of the Base Indenture.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or any other Guarantor under the Notes, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

4. Governing Laws; Waiver of Jury Trial.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

EACH OF THE ISSUER, THE TRUSTEES, THE HOLDCO GUARANTOR, THE PARENT GUARANTOR AND THE GUARANTOR PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Notwithstanding the foregoing provisions of this Section 4, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Each of the Holdco Guarantor, the Guarantor Party, the Parent Guaurantor and the Issuer hereby appoints the Guarantor Party, with an office at 700 Louisiana Street, Houston, Texas 77002, as its authorized agent to receive service of process or other legal summons in any legal action or proceeding arising out of or relating to the Supplemental Indenture, the Notes or, if applicable, its Guarantee thereof.

5. Counterpart Originals.

This Second Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Second Supplemental Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Neither Trustee shall have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustees to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustees) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustees, including without limitation the risk of either Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

6. Table of Contents, Headings, etc.. The table of contents and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7. Ratification of Base Indenture. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects except as modified by this Second Supplemental Indenture ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

8. Trustee Disclaimer. Neither Trustee makes any representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery hereof. The recitals and statements herein are deemed to be those of the Issuer and not the Trustees.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kevin B. Engel
Name: Kevin B. Engel
Title: Vice-President, Corporate Finance

SOUTH BOW INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kevin B. Engel
Name: Kevin B. Engel
Title: Vice-President, Corporate Finance

SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Vice-President

SOUTH BOW CORPORATION

By:	/s/ Kevin B. Engel
Name: Kevin B. Engel
Title: Vice-President, Corporate Finance

[Signature Page to Second Supplemental Indenture]

The Bank of New York Mellon, as U.S. Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to Second Supplemental Indenture]

BNY Trust Company of Canada, as Canadian Trustee

By:	/s/ Farhan Mir
Name: Farhan Mir
Title: Vice President

[Signature Page to Second Supplemental Indenture]